                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              UNITED CAPITAL CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   04-2294493
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                       9 Park Place, Great Neck, NY 11021
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                  INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                A. F. Petrocelli
          Chairman of the Board, President and Chief Executive Officer
                              United Capital Corp.
                                  9 Park Place
                           Great Neck, New York 11021
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (516) 466-6464
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                     Proposed            Proposed maximum
   Title of securities          Amount to be      maximum offering      aggregate offering           Amount of
    to be registered             registered      price per share(1)          price (2)          registration fee (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.10             500,000 shares
par value                          (1)(2)            $22.62               $11,311,700              $1,040.68
====================================================================================================================

(1)         There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the  anti-dilution  provisions of the  Incentive  and  Non-Qualified
            Stock  Option  Plan  (the  "Plan")  of  United  Capital  Corp.  (the
            "Company").

(2)         The contents of Registration  Statements on Form S-8 (No. 33-28045),
            (No. 33-65140), (No. 333-28395) and (No. 333-57873) are incorporated by  reference.  With  respect to the  500,000  shares that are being registered in this  Registration  Statement,  options to purchase an aggregate  of  171,000  shares  were  granted  under  the Plan at an average  exercise price of $24.40 per share.  An additional  329,000 shares of Common  Stock may be offered  under the Plan at prices not presently determined.  Pursuant to Rule 457(g) and (h), the offering price for the  additional  shares which may be issued under the Plan is estimated  solely for the purpose of determining the registration fee and is based on the closing price of the Company's  Common Stock of $21.70 as reported by the  American  Stock  Exchange  ("AMEX") on
            August 20, 2002.

                                EXPLANATORY NOTES

            The Company has prepared this  Registration  Statement in accordance with the  requirements of Form S-8 under the Securities Act of 1933, to register shares of our common stock,  $.10 par value per share,  issuable pursuant to the
Plan.

            This Form S-8 includes a Reoffer  Prospectus  prepared in accordance with Part I of Form S-3 under the Securities Act. The Reoffer  Prospectus may be utilized for reoffering and resales of shares of Common Stock acquired  pursuant to (i) the Plan and (ii) the 1988 Joint Incentive and Non-Qualified Stock Option
Plan. Some of these shares were previously registered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The  Company  will  provide  documents  containing  the  information specified in Part 1 of Form S-8 to  employees  as  specified  by Rule  428(b)(1)
under the Securities Act.  Pursuant to the instructions to Form S-8, the Company is not  required  to file these  documents  either as part of this  Registration
Statement or as  prospectuses  or  prospectus  supplements  pursuant to Rule 424 under the Securities Act.

                                   PROSPECTUS

                                2,103,734 SHARES
                              UNITED CAPITAL CORP.
                          Common Stock ($.10 par value)

            This prospectus relates to the reoffer and resale by certain selling stockholders  of  shares  of our  common  stock  that may be issued by us to the selling  stockholders  upon the  exercise  of stock  options  granted  under our
Incentive and  Non-Qualified  Stock Option Plan and our 1988 Joint Incentive and
Non-Qualified Stock Option Plan. We previously  registered the offer and sale of the shares to the selling stockholders.  This Prospectus also relates to certain underlying options that have not as of this date been granted.  If and when such options are granted to persons  required  to use the  prospectus  to reoffer and resell the shares  underlying  such  options,  we will  distribute  a prospectus supplement.  The shares are being  reoffered  and resold for the  account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

            The selling  stockholders  have  advised us that the resale of their shares  may be  effected  from time to time in one or more  transactions  on the
American Stock  Exchange,  in negotiated  transactions  or otherwise,  at market prices prevailing at the time of the sale or at prices otherwise negotiated. See
"Plan  of  Distribution."  We will  bear all  expenses  in  connection  with the preparation of this prospectus.

            Our common stock is listed on the American Stock Exchange. On August
22, 2002,  the closing price for the Common  Stock,  as reported by the American
Stock Exchange, was $22.30.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is August 23, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other information with the Securities and Exchange  Commission (the "SEC").  You
may read and  copy any  document  we file at the  SEC's  public  reference  room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington,  D.C. 20549. You
may obtain further  information on the operation of the public reference room by calling the SEC at  1-800-SEC-0330.  Our SEC filings are also  available  to the public over the  Internet at the SEC's web site at  http://www.sec.gov.  You may also request  copies of such  documents,  upon payment of a duplicating  fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

                                      -2-

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES.....................................................7

                                      -3-

                           INCORPORATION BY REFERENCE

            The SEC allows us to  "incorporate  by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this  prospectus and  information  that we file later with  the SEC  will  automatically  update  and  replace  this  information.  We incorporate  by reference the documents  listed below and any future  filings we make with the SEC under  Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934, as amended:

            (1)    Our Annual  Report on Form 10-K for the year  ended  December
                   31, 2001;

            (2)    Our  Quarterly  Reports on Form 10-Q for the  quarters  ended
                   March 31, 2002 and June 30, 2002; and

            (3)    Our Application for  Registration of our common stock on Form
                   8-A filed October 25, 1988.

            You may request a copy of these  filings,  excluding the exhibits to such filings which we have not  specifically  incorporated  by reference in such filings, at no cost, by writing or telephoning us at the following address:

                             United Capital Corp.
                             9 Park Place
                             Great Neck, New York 11021
                             (516) 466-6464

                              ABOUT THIS PROSPECTUS

            This  prospectus is part of a  registration  statement we filed with the SEC. You should rely only on the  information  provided or  incorporated  by reference in this prospectus or any related  supplement.  We have not authorized anyone else to provide you with different information.  The Selling Stockholders will not make an offer of these  shares  in any  state  where  the  offer is not permitted.  You should not assume that the information in this prospectus or any supplement  is accurate as of any other date than the date on the front of those documents.

                                      -4-

                               GENERAL INFORMATION

            United Capital Corp. (the "Company") was incorporated in 1980 in the
State of Delaware and has two industry segments:

            1.     Real Estate Investment and Management.

            2.     Manufacture and Sale of Engineered Products.

            The  Company's  principal  executive  offices  are located at 9 Park
Place,  Great  Neck,  New York 11021.  The  Company's  telephone  number at such location is (516) 466-6464.

            The Shares  offered  hereby were or will be purchased by the Selling
Stockholders  upon exercise of options  granted to them and will be sold for the account of the Selling Stockholders.

                                 USE OF PROCEEDS

            The Company  will  receive the  exercise  price of the options  when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company.  The Company will not receive any of the proceeds  from the reoffer and resale of the Shares by the Selling Shareholders.
See "Plan of Distribution."

                              SELLING SHAREHOLDERS

            This  Prospectus  relates to the reoffer and resale of Shares issued or that may be issued  to the  Selling  Stockholders  under  the  Incentive  and
Non-Qualified  Stock Option Plan and the 1988 Joint Incentive and  Non-Qualified
Stock Option Plan.

            The  following  table  sets forth (i) the number of shares of Common
Stock owned by each Selling  Stockholder  at August 1, 2002,  (ii) the number of
Shares to be offered for resale by each Selling Stockholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling  Stockholder after completion of the offering.

                                                                                     Number of shares of
                                                                                        Common Stock/
                                                                 Number of         Percentage of Class to
                                                                Shares to be            be Owned After
                                       Common Stock Owned       Offered for           Completion of the
               Name                     at August 1, 2002          Resale                Offering
-------------------------------        -------------------      ------------       ----------------------
A.F. Petrocelli(1).............          3,695,058(2)             1,754,734           2,540,324/55.6%
Anthony J. Miceli(3)...........            133,966(4)               191,000             1,300/*
Howard M. Lorber(5)............            147,500(6)                59,000             108,500/2.4%
Arnold S. Penner(7)............             39,000(8)                59,000                 0/0
Robert M. Mann(9)..............             10,700(10)               40,000               700/*

(1)         Mr.  Petrocelli  has been Chairman of the Board and Chief  Executive
            Officer  of the  Company  since  December,  1987,  President  of the
            Company since June,  1991 and from June,  1983 to March,  1989 and a
            Director of the Company since 1981.

(2)         Mr.  Petrocelli owns directly  2,540,324  shares of Common Stock and presently exercisable options to purchase 1,154,734 shares of Common
            Stock.  Does not include  shares held by the wife and adult children
            or  grandchildren  of  Mr.  Petrocelli.   Mr.  Petrocelli  disclaims
            beneficial  ownership of the Shares held by his wife, adult children

--------
* Less than one percent.
                                      -5-

            and  grandchildren.  Does not include  options to  purchase  600,000 shares  of  Common  Stock  which are not  presently  exercisable  or exercisable within 60 days of August 1, 2002.

(3)         Mr.  Miceli has been a Director and Chief  Financial  Officer of the
            Company since June, 1996 and prior thereto was Corporate  Controller for more than eight years.

(4)         Consists of presently exercisable options and 1,300 shares of Common
            Stock.  Does not include options to purchase 58,334 shares of Common
            Stock which are not presently  exercisable or exercisable  within 60 days of August 1, 2002.

(5)         Mr. Lorber has been a Director since 1991.

(6)         Includes  30,000  shares  owned by the  Hallman & Lorber  Associates
            Profit  Sharing Plan (an entity in which Mr. Lorber may be deemed to be a control person) and 24,300 shares owned by the Howard M. Lorber
            Irrevocable Trust. Mr. Lorber disclaims  beneficial ownership of all shares owned by the Hallman & Lorber  Associates Profit Sharing Plan
            and the Howard M. Lorber  Irrevocable  Trust.  Also includes  39,000 shares issuable upon the exercise of presently  exercisable options.
            Does not include  options to purchase  20,000 shares of Common Stock which are not presently exercisable or exercisable within 60 days of
            August 1, 2002.

(7)         Mr. Penner has been a Director since 1989.

(8)         Consists of presently  exercisable options. Does not include options to purchase  20,000  shares of Common Stock which are not  presently exercisable or exercisable within 60 days of August 1, 2002.

(9)         Mr. Mann has been a Director since 2001.

(10)        Consists  of 700 shares of Common  Stock and  presently  exercisable options to purchase 10,000 shares of Common Stock.  Does not include
            options  to  purchase   30,000   shares  which  are  not   presently
            exercisable or exercisable within 60 days of August 1, 2002.

                              PLAN OF DISTRIBUTION

            It is  anticipated  that all of the  Shares  will be  offered by the
Selling  Stockholders  from time to time in the open market,  either directly or through brokers or agents, or in privately negotiated transactions.  The Selling
Shareholders  have  advised  the  Company  that  they  are  not  parties  to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

            Certain legal matters in connection  with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs.  Olshan Grundman
Frome  Rosenzweig & Wolosky LLP, New York,  New York 10022.  Certain  members of such firm hold Common Stock of the Company.

                                     EXPERTS

            The  consolidated  financial  statements  of  United  Capital  Corp.
incorporated in this Prospectus by reference from the Company's Annual Report on
Form 10-K for the year  ended  December  31,  2001 have  been  audited  by Grant
Thornton LLP, independent certified public accountants, as stated in its report, which is  incorporated  herein by  reference,  and has been so  incorporated  in reliance  upon the report of such firm given upon their  authority as experts in accounting and auditing.

            The consolidated  financial statements of United Capital Corp. as at
December 31, 2000 and for each of the two years in the period ended December 31,
2000,  appearing in the  Company's  Annual Report (Form 10-K) for the year ended
December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.  Such consolidated  financial  statements are incorporated  herein by reference in reliance  upon such report  given on the  authority of such firm as experts in accounting and auditing.

                                      -6-

                             ADDITIONAL INFORMATION

            The Company has filed with the  Securities  and Exchange  Commission four  Registration  Statements on Form S-8 under the Securities Act with respect to the Shares  offered  hereby.  For  further  information  with  respect to the
Company and the securities offered hereby, reference is made to the Registration
Statements.  Statements  contained in this  Prospectus as to the contents of any contract or other document are not necessarily  complete,  and in each instance, reference is made to the copy of such  contract or document  filed as an exhibit to the  Registration  Statements,  each such  statement  being  qualified in all respects by such reference.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities  Act may be permitted to directors,  officers or persons  controlling the Company, the Company has been advised that it is the SEC's opinion that such indemnification  is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                      -7-

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents By Reference
-------           ---------------------------------------

            The  following   documents   filed  by  United  Capital  Corp.  (the
"Company") with the Securities and Exchange  Commission are incorporated  herein by reference:

            1.     The  Company's  Annual Report on Form 10-K for the year ended
December 31, 2001.

            2.     The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

            3.     The description of the Company's Common Stock, $.10 par value
(the "Common Stock"), in the Company's  Registration Statement on Form 8-A filed
October 25, 1988.

            All  documents  filed by the Company  pursuant  to  Sections  13(a),
13(c),  14 and 15(d) of the Securities  Exchange Act of 1934, as amended,  after the effective date of this  registration  statement and prior to the filing of a post-effective  amendment which indicates that all securities  offered hereunder have been sold or which deregisters all securities then remaining unsold,  shall be deemed to be  incorporated  by reference  herein and to be a part hereof from the date of filing of such documents.

Item 4.          Description of Securities
-------          -------------------------

            Not applicable.

Item 5.          Interest of Named Experts and Counsel
-------          -------------------------------------

            Certain  members of Olshan  Grundman Frome  Rosenzweig & Wolosky LLP hold shares of Common Stock of the Company.

Item 6.          Indemnification of Directors and Officers
-------          -----------------------------------------

            Article V of the By-Laws of the Company  provides  that: The Company shall  indemnify  any person who was or is a party or is threatened to be made a party to any  threatened,  pending  or  complete  action,  suit or  proceedings, whether civil, criminal,  administrative or investigative, or by or in the right of the Company to procure  judgment in its favor,  by reason of the fact that he is or was a director,  officer,  employee or agent of the Company,  or is or was serving at the request of the Company as a director,  officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by him in connection  with such action,  suit or  proceeding  if he  acted  in good  faith  and in a  manner  he reasonably believed to be in or not opposed to the best interests of the Company in accordance  with and to the full extent  permitted by statute  except that no indemnification  shall be made in respect of any claim by or in the right of the
Company  as to which  such  person  shall  have been  adjudged  to be liable for negligence or misconduct in the  performance  of his duty to the Company  unless and only to the  extent  that the Court of  Chancery  or the court in which such action or suit was brought shall determine upon  application  that,  despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and  reasonably  entitled to indemnity for such expenses  which the Court of Chancery or such other court shall deem proper. Any indemnification
(unless  ordered by a court) shall be made by the Company only as  authorized in the specific case upon a  determination  that  indemnification  of the director, officer,  employee  or agent is proper (a) by the Board by a majority  vote of a quorum  consisting  of directors  who were not parties to such  action,  suit or proceeding,  (b) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested  directors so directs, by independent legal counsel in a written opinion, or (c) by stockholders.  Expenses incurred in defending a civil or criminal action,  suit or proceeding may be paid by the Company in advance of the final  disposition  of such action,  suit or proceeding as authorized by the
Board of Directors in the specific case upon receipt of an  undertaking by or on behalf of the director,  officer,  employee or agent to repay such amount unless it shall  ultimately be determined  that he is entitled to be indemnified by the
Company as  authorized  in this section.  The  indemnification  provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification  may be entitled  under the By-laws or any  agreement or vote of stockholders or disinterested  directors or otherwise,  both as to action in his official  capacity  and as to action in  another  capacity  while  holding  such office,  and shall  continue  as to a person  who has  ceased to be a  director, officer,  employee  or agent  and  shall  inure  to the  benefit  of the  heirs, executors and administrators of such a person.

            The Company has  Indemnity  Agreements  with certain  directors  and executive  officers  (individually  each  an  "Indemnitee"),  indemnifying  each
Indemnitee  against the various legal risks and potential  liabilities  to which such individuals are subject due to their position with the Company, in order to induce  and  encourage  highly  experienced  and  capable  persons  such  as the
Indemnitees  to continue to serve as  executive  officers  and  directors of the
Company.

Item 7.          Exemption From Registration Claimed
-------          -----------------------------------

            Not Applicable.

Item 8.          Exhibits
-------          --------

            Exhibit Index
            -------------

Exhibit
-------
     4.1       Incentive and Non-Qualified  Stock Option Plan,  (incorporated by reference to Exhibit 10.1 filed with the Company's  Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

     4.2       Amendment to Incentive and Non-Qualified Stock Option Plan.

     5.1       Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

    23.1       Consent of Grant Thornton LLP.

    23.2       Consent of Ernst & Young LLP.

    23.3       Consent  of  Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
               (included in Exhibit 5.1).

    24         Power  of  Attorney  (included  on the  signature  page  of  this
               Registration Statement).

Item 9.          Undertakings
-------          ------------

            The undersigned registrant hereby undertakes:

               a. To file,  during any period in which offers or sales are being made, a post-effective  amendment to this registration  statement to include any material  information  with respect to the plan of  distribution  not previously disclosed  in  the  registration  statement  or  any  material  change  to  such information in the registration statement.

               b. That, for the purpose of determining  any liability  under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

               c. To  remove  from  registration  by means  of a  post-effective amendment  any of the  securities  being  registered  which remain unsold at the termination of the offering.

            The undersigned  registrant  hereby undertakes that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise, the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  each such  liabilities  (other than the payment by the registrant  of expenses  incurred or paid by a trustee,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted  by such  trustee,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all
of  the   requirements  for  filing  on  Form  S-8  and  has  duly  caused  this post-effective  amendment  to the  registration  statement  to be  signed on its behalf by the undersigned,  thereunto duly authorized in the City of Great Neck,
State of New York, on this 22nd day of August, 2002.

                                     UNITED CAPITAL CORP.
                                     -------------------------------------------
                                                          (Registrant)

                                     By: /s/ Anthony J. Miceli
                                         ---------------------------------------
                                         Anthony J. Miceli, Vice President, Chief
                                         Financial Officer and Treasurer

                                POWER OF ATTORNEY
                                -----------------

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes  and appoints A.F.  Petrocelli and Anthony J. Miceli, and each of them,  his true and lawful  attorney-in-fact  and  agent,  with full power of substitution  and  resubstitution,  for him and in his name,  place and stead,  in any and all  capacities,  to sign any and all  amendments  (including post-effective  amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority to do and perform each and every act and thing  requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorney-in-fact  and agent or his  substitute may lawfully do or cause to be done by virtue thereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

      Name                                      Title                        Date
      ----                                      -----                        ----

/s/ A.F. Petrocelli                  Chairman, President and Chief       August 22, 2002
---------------------------          Executive Officer [Principal
A.F. Petrocelli                      Executive Officer]

/s/ Howard M. Lorber                 Director                            August 22, 2002
--------------------------
Howard M. Lorber

/s/ Robert M. Mann                   Director                            August 22, 2002
--------------------------
Robert M. Mann

/s/ Arnold S. Penner                 Director                            August 22, 2002
--------------------------
Arnold S. Penner

/s/ Anthony J. Miceli                Vice President, Chief               August 22, 2002
--------------------------           Financial Officer, Treasurer
Anthony J. Miceli                    and Director [Principal
                                     Financial Officer]